UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2015

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 22, 2015, WesBanco held a special meeting of shareholders.  At the special meeting, shareholders approved the issuance of shares of WesBanco common stock, par value $2.0833 per share, in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 29, 2014, by and between WesBanco, WesBanco Bank, Inc., a West Virginia banking corporation and a wholly-owned subsidiary of WesBanco, ESB Financial Corporation (“ESB”), a Pennsylvania corporation and ESB Bank, a Pennsylvania state-chartered stock savings bank and a wholly-owned subsidiary of ESB.  The shareholders’ vote was as follows:

	For	Against	Abstain	Non Votes
Approval to issue shares in connection with the merger	20,610,231	1,093,316	67,947	-

Item 8.01 Other Events

On January 22, 2015, WesBanco and ESB issued a joint press release announcing the adoption of the Agreement and Plan of Merger by the ESB shareholders and the approval by WesBanco shareholders of the issuance of shares of WesBanco common stock in connection with the merger.  The press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

d)
Exhibits – 99.1 - Press release dated January 22, 2015 announcing the approval of the issuance of shares of WesBanco common stock in connection with the merger by WesBanco shareholders and adoption of the Agreement and Plan of Merger by ESB Financial Corporation shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: January 22, 2015	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer